Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes James A. Hixon and William A. Galanko, and each and any of them, as attorneys-in-fact and agents with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any registration statement with the Securities and Exchange Commission related to securities to be offered or issued pursuant to the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies and the Thoroughbred Retirement Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies, and to file any and all amendments (including post-effective amendments) to such registration statement(s) with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/James A. Squires	President and Chief Executive	September 22, 2015
James A. Squires	Officer and Director
(Principal Executive Officer)

/s/Marta R. Stewart	Executive Vice President- Finance	October 16, 2015
Marta R. Stewart	and Chief Financial Officer
(Principal Financial Officer)

/s/Thomas E. Hurlbut	Vice President and Controller	October 15, 2015
Thomas E. Hurlbut	(Principal Accounting Officer)

/s/Thomas D. Bell, Jr.	Director	September 22, 2015
Thomas D. Bell, Jr.

/s/Erskine B. Bowles	Director	September 22, 2015
Erskine B. Bowles

/s/Robert A. Bradway	Director	September 22, 2015
Robert A. Bradway

/s/Wesley G. Bush	Director	September 22, 2015
Wesley G. Bush

/s/Daniel A. Carp	Director	September 22, 2015
Daniel A. Carp

/s/Karen N. Horn	Director	September 22, 2015
Karen N. Horn

/s/Steven F. Leer	Director	September 22, 2015
Steven F. Leer

/s/Michael D. Lockhart	Director	September 22, 2015
Michael D. Lockhart

/s/Amy E. Miles	Director	September 22, 2015
Amy E. Miles

/s/Charles W. Moorman, IV	Executive Chairman of the	September 22, 2015
Charles W. Moorman, IV	Board and Director

/s/Martin H. Nesbitt	Director	September 22, 2015
Martin H. Nesbitt

/s/John R. Thompson	Director	September 22, 2015
John R. Thompson

/s/Juan K. Cunningham	Manager, Thrift and Investment Plan	October 15, 2015
Juan K. Cunningham	of Norfolk Southern Corporation and Participating Subsidiary Companies

/s/Cynthia C. Earhart	Manager, Thrift and Investment Plan	October 28, 2015

Cynthia C. Earhart	of Norfolk Southern Corporation and
Participating Subsidiary Companies

/s/Marta R. Stewart	Manager, Thrift and Investment Plan	October 16, 2015
Marta R. Stewart	of Norfolk Southern Corporation and
Participating Subsidiary Companies

/s/Juan K. Cunningham	Manager, Thoroughbred Retirement	October 15, 2015
Juan K. Cunningham	Investment Plan of Norfolk Southern
Corporation and Participating Subsidiary Companies

/s/Cynthia C. Earhart	Manager, Thoroughbred Retirement	October 28, 2015
Cynthia C. Earhart	Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies

/s/Marta R. Stewart	Manager, Thoroughbred Retirement	October 16, 2015
Marta R. Stewart	Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies